                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  JULY 21, 1994



                           CONTROL DATA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)




             0-20252                                    41-1718075
       (Commission File Number)          (I.R.S. Employer Identification Number)



                           4201 LEXINGTON AVENUE NORTH
                       ARDEN HILLS, MINNESOTA  55126-6198
              (Address of Principal Executive Offices)  (Zip Code)



                                 (612) 482-2100
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     Control Data Systems, Inc. (the "Registrant" or the "Company") has announced results of its second quarter for fiscal 1994. The Company reported 1994 second quarter net earnings of $0.7 million, or $0.05 per share, on revenues of $131.3 million. This compares to net earnings of $4.3 million, or $.32 per share, on revenues of $114.9 million for the second quarter of 1993. While revenues were 14 percent greater than the second quarter of 1993, the profit levels reached in the second quarter fell below the company's internal plan.

     "We are pleased that we have been able to once again report a profitable quarter," said Jim Ousley, president and chief executive officer of Control Data Systems, "but we must continue to stabilize the operating profit margins required for success in our systems integration business model."

     The company's second quarter profit levels were influenced by difficulties in certain European countries, the continuing deferral of application development and systems integration projects in Asia, and the redirection of a few commercial integration projects in the United States.

     "In light of these second quarter factors, and the projected weakness we customarily experience in the third quarter, our current expectations for 1994 now appear to be below our previous expectations," said Ousley. "Gross margins, while slightly improved over the first quarter, will continue to be significantly lower than the previous year when proprietary hardware sales were a much more significant part of the revenue stream.

     "Our experience in the second quarter also suggests that additional steps need to be taken to sustain acceptable profitability, which is a function both of continued revenue growth in our new business and effective controls on expenses and resources," said Ousley.

     "When we embarked on our strategy to transition the business, we knew it would be difficult," said Ousley. "We are very encouraged, however, by the significant orders received during the second quarter from new customers in the Fortune 500 and major international organizations. Prospect activity remains extremely strong and demand for large scale network and application integration, particularly in the area of electronic commerce, appears promising. Although the realignment of our resources to support these efforts remains a major challenge, we are confident in the viability and size of this market opportunity as well as our ability to address it."

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)


                           Control Data Systems, Inc.


                               Three Months Ended           Six Months Ended
                               July 2,     July 3,         July 2,     July 3,
                                1994        1993            1994        1993
                               -------    --------        --------    --------
Total Revenues                $131,274    $114,901        $276,904    $217,646
Total Cost of Revenues          92,115      71,095         197,729     132,697
Gross Profit                    39,159      43,806          79,175      84,949
Operating Expenses:
 Selling, General and
  Administrative                34,745      34,394          69,916      67,940
 Technical                       3,649       7,296           7,230      14,715
   Total Operating Expenses     38,394      41,690          77,146      82,655
   Earnings from Operations        765       2,116           2,029       2,294
Other Income (Expenses):
 Interest Expense                 (386)       (445)           (663)     (1,133)
 Interest Income                 1,088       1,595           2,293       3,389
 Other Income (Expenses), Net     (283)      2,280            (686)      3,584

   Total Other Income, Net         419       3,430             944       5,840

Earnings Before Income Taxes     1,184       5,546           2,973       8,134

Provision for Income Taxes         501       1,229             931       2,479

   Net Earnings                $   683    $  4,317        $  2,042    $  5,655

Net Earnings per
 Common Share and
 Common Share Equivalents      $  0.05    $   0.32        $   0.15    $   0.43

Weighted Average
 Common Shares
 Outstanding(in thousands)      13,904      13,290          13,862      13,299


CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)


                               Control Data Systems, Inc.


                                                  July 2,    January 1,
                                                   1994        1994
                                                  -------    ---------
ASSETS

Current Assets:
  Cash and Short-term Investments                 $ 73,931   $ 81,635
  Trade and Other Receivables                      126,767    125,470
  Inventories                                       56,832     56,222
  Prepaid Expenses and Other Current Assets          7,243      7,898

   Total Current Assets                            264,773    271,225

Property and Equipment, Net                         29,357     28,058
Leased and Data Center Equipment, Net                3,142      4,779
Other Noncurrent Assets                             56,023     48,861

   Total Assets                                   $353,295   $352,923


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Short-Term Debt                                 $ 10,421   $  1,891
  Restructure Reserves, Current Portion             13,469     21,722
  Other Accrued Expenses                           106,439    113,744

   Total Current Liabilities                       130,329    137,357

Deferred Income Taxes                                1,025      1,123
Restructure Reserves, less Current Portion           9,501     10,554
Pension Liabilities                                 29,782     27,870
Other Noncurrent Liabilities                         5,077        843

   Total Liabilities                               175,714    177,747

Stockholders' Equity                               177,581    175,176

   Total Liabilities and Stockholders' Equity     $353,295   $352,923


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                           Control Data Systems, Inc.


                                                         Six Months Ended
                                                        July 2,      July 3,
                                                         1994         1993
                                                       -------     --------
Cash Flows from Operating Activities:

  Net earnings                                         $ 2,042     $  5,655
  Adjustments to reconcile net earnings to net
    cash used in operating activities:
      Depreciation                                       7,686        8,223
      Amortization                                       2,130          595
      Restructure reserves utilized                     (9,786)     (14,450)
      Net change in working capital items               (8,303)      (1,186)
      Other                                               (757)      (5,783)

       Net cash used in operating activities            (6,988)      (6,946)

Cash Flows from Investing Activities:

  Expended for property and equipment                   (4,569)      (6,862)
  Proceeds from sales of property and equipment            242        1,787
  Proceeds from sale of Silicon Graphics, Inc.
    common stock                                            --        3,244
  Acquisitions of businesses, net of cash provided      (3,844)     (10,687)
  Change in short-term investments                       3,651       28,166

       Net cash (used in) provided by investing
         activities                                     (4,520)      15,648

Cash Flows from Financing Activities:

  Borrowings under short-term financing
    arrangements, net                                    6,070        5,705
  Repayment of long-term obligations                        --       (7,125)
  Proceeds from issuance of common stock,
    net of issuance costs                                1,295          635
  Proceeds from issuance of a nonrefundable
    equity option                                           --        2,813

       Net cash provided by financing activities         7,365        2,028

Effect of Exchange Rate Changes on Cash                     90         (581)

  Net change in cash and cash equivalents               (4,053)      10,149
  Cash and cash equivalents, beginning of period        19,164        5,142

  Cash and cash equivalents, end of period              15,111       15,291
  Short-term investments                                58,820      101,115

Cash and short-term investments, end of period         $73,931     $116,406


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  July 21, 1994.

                                   CONTROL DATA SYSTEMS, INC.




                                   By /s/ James E. Ousley
                                      --------------------------------
                                      James E. Ousley, President and
                                      Chief Executive Officer